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                                  Exhibit 23.2


Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-11005, 33-33293, 33-38663 and 33- 44398) of Nitches, Inc., of
our report dated October 31, 1996, appearing in this Annual Report on Form 10-K of Nitches, Inc. for the year ended August 31, 1997.


Deloitte & Touche LLP

San Diego, California
November 10, 1997



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